EXHIBIT 10.38

                     REYNOLDS METALS COMPANY
             NEW MANAGEMENT INCENTIVE DEFERRAL PLAN



          Section 2.09 of the Reynolds Metals Company New

Management Incentive Deferral Plan is hereby amended effective

January 1, 1996, to read in its entirety as follows:



               2.09 "Incentive Compensation" shall mean the cash incentive payable to Eligible Employees under the Company's
     Performance Incentive Plan and/or its Supplemental Incentive
     Plan.




          Executed and adopted as of January 1, 1996, pursuant to

action taken by the Board of Directors of Reynolds Metals Company at its meeting on November 17, 1995.

                              REYNOLDS METALS COMPANY



                              By: F. Robert Newman
                                  Vice President, Human Resources





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